As filed with the Securities and Exchange Commission on November 13, 1997
                                       Registration No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933



                    MERRY LAND & INVESTMENT COMPANY, INC.
            (Exact Name of Registrant as Specified in Its Charter)

         Georgia                                    58-0961876
(State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                               624 Ellis Street
                               Augusta, Georgia
                                (706) 722-6756                         30901

                    (Address of Principal Executive Offices)       (Zip Code)

                        STOCK OPTION AND INCENTIVE PLAN
                           (Full Title of the Plans)



                                W. Hale Barrett
                                   Secretary
                     Hull, Towill, Norman & Barrett, P.C.
                       7th Floor, SunTrust Bank Building
                                P. O. Box 1564
                          Augusta, Georgia 30903-1564
                    (Name and Address of Agent for Service)

                                 706/722-4481
        (Telephone Number, Including Area Code,  of Agent for Service)



                        CALCULATION OF REGISTRATION FEE

            Title of                  Amount to        Proposed Maximum       Proposed Maximum        Amount of
           securities                    be           Offering Price Per     Aggregate Offering     Registration
        to be registered             registered            Share(1)               Price(1)               Fee
Common Stock, without par value      933,721            $21.5313               $20,104,226            $6,092

(1)Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $22.5313 based on the average of the high ($21.75) and low ($21.3125) sales prices for the Common Stock as traded on the New York Stock Exchange on November 7, 1997.

                                 933,721 Shares
                       Merry Land & Investment Company, Inc.
                                 Common Stock

                                 -------------

                                  PROSPECTUS

                                 -------------
                               November 13, 1997

No  one  has  been  authorized   to   give  any
information or to make any representations  not
contained  in  this  Prospectus  regarding  the
Company  or  the  offering  made hereby and, if
given    or    made,   such   information    or
representations  must  not  be  relied  upon as
having  been  authorized  by  the Company. This
Prospectus  does  not constitute  an  offer  to
sell, or solicitation  of  an offer to buy, any
securities  other  than  those   to   which  it
relates, nor does it constitute an offer  to or
solicitation  of any person in any jurisdiction
in which such offer  or  solicitation  would be
unlawful.   Neither   the   delivery   of  this
Prospectus  at  any  time  nor  any  sale  made
hereunder   shall,   under  any  circumstances,
create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct at any time subsequent to the date hereof.

    -----------

TABLE OF CONTENTS                        PAGE

Available Information                     2
Incorporation of Certain
Documents by Reference                    2
The Company                               3
The Selling Shareholders                  4
Plan of Distribution                      6
Use of Proceeds                           6
Legal Opinions                            6

PROSPECTUS
                                933,721 SHARES
                                 COMMON STOCK

   This Prospectus relates to 933,721 shares (the "Shares") of common stock, no par value (the "Common Stock"), of Merry Land & Investment Company, Inc. ("Merry Land" or the "Company"), which may be offered by certain shareholders of the Company (the "Selling Shareholders") from time to time in transactions on the New York Stock Exchange (the "NYSE"), in privately negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "The Selling Shareholders" and "Plan of Distribution."

   None of the proceeds of sale of the Shares will be received by the Company. The Company will bear certain expenses (estimated at $10,000) in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), and the sale of the Shares by the Selling Shareholders.

   The Common Stock is listed on the NYSE under the symbol "MRY." On November 7, 1997, the last reported sale price of the Common Stock was $21.375 per share.



             THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT
 PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE
                             CONTRARY IS UNLAWFUL.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               THE DATE OF THIS PROSPECTUS IS NOVEMBER 13, 1997.

                             AVAILABLE INFORMATION

      The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located at: 75 Park Place, New York, New York 10017; and 500 West Madison Street, Chicago, Illinois 60661; and can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company has filed a registration statement with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares (the "Registration Statement"). As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information, reference is made to such Registration Statement and to the exhibits, which may be inspected and copied at or obtained from the Commission's public reference facilities, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. Each statement made in this Prospectus with respect to a document that is filed as an exhibit to the Registration Statement is qualified by reference to such exhibit for a complete statement of the terms and conditions thereof.

      There are incorporated herein by reference the following documents heretofore filed by the Company with the Commission:

            1. the Company's annual report on Form 10-K for the year ended December 31, 1996;

            2. the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997;

            3. the Company's current reports on Form 8-K filed on July 29, 1997; August 6, 1997(2); September 15, 1997; September 22,
                  1997; October 8, 1997(2); and October 31, 1997;

            4. the description of the Company's Common Stock, $1.75 Series A Cumulative Convertible Preferred Stock and $2.15 Series C Cumulative Convertible Preferred Stock contained in the Company's registration statements on Form 8-A filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions; and

            5. the Company's definitive proxy statement dated March 24, 1997 relating to the annual meeting of shareholders held on April 21, 1997.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.

      Any statement contained herein or in a document incorporated herein by reference or deemed to be incorporated herein by reference shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any accompanying Prospectus Supplement relating to a specific offering of Offered Securities or in any other amendment or supplement hereto or document subsequently incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Copies of all documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates), will be provided without charge to each person who receives a copy of this Prospectus on the written or oral request of such person directed to W. Hale Barrett, the Company's Secretary, 624 Ellis Street, Augusta, Georgia 30901, telephone number
(706) 722-6756.

      No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the facts set forth in this Prospectus or in affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                  THE COMPANY

      Merry Land is one of the nation's largest real estate investment trusts and is one of the country's largest owners and operators of upscale garden apartments. At October 1, 1997, the Company had total equity market capitalization of over $1.1 billion and owned a high quality portfolio of 103 apartment communities containing 29,091 units. The communities are geographically diversified throughout the Southern United States, located in 27 metropolitan areas, each with a population in excess of 250,000, extending from the Washington, D.C. area to Texas and Florida.

      Merry Land is a Georgia corporation.   It  is  headquartered at 624 Ellis
Street, Augusta, Georgia and its telephone number is (706) 722-6756.

                           THE SELLING SHAREHOLDERS

      Certain  information regarding the Selling Shareholders  appears  in  the
table  below.   No  Selling  Shareholder  owns  one  percent  or  more  of  the outstanding Common Stock.

Selling Shareholder      Relationship with Company Shares of Common      Number of Shares      Number of Shares Owned
                                                   Stock Owned Prior to  Being Offered         After Completion of the
                                                   the Offering                                Offering
Joseph Bailey            Vice President -          62,510                58,000                4,510
                         Property Management

Hale Barrett             Director                  29,270                10,000                19,270

Ron Benton               Vice President -          79,089                79,000                89
                         Accounting

Bruce Breeding           Acquisitions and          10,000                10,000                0
                         Development Manager

Robin Brown              Accounting Manager -       7,500                 5,000                 2,500
                         Atlanta, Birmingham

Graham Brown             Maintenance Support          300                   300                   0
                         Manager

Kay Caldwell             Former Employee            7,734                 7,500                  34

Debi Conley              Regional Manager -        10,000                10,000                0
                         Augusta

Lynda Curd               Corporate Budgeting and   10,028                10,000                28
                         Reporting Man

J. Russ Davis            Vice President -          50,000                50,000                0
                         Community Support

Kathy Fairchild          Assistant Vice President  25,000                10,000                15,000
                         - Florida

Dorrie Green             Vice President -          54,038                34,000                20,038
                         Administration

W. Tennent Houston       President                178,857               156,740                17,117

Robert Kirby             Director                  10,000                10,000                0

Mary Ann Klinger         Regional Manager -        10,000                10,000                0
                         Dallas

Boone Knox               Chairman                 146,946               100,000                46,946

David A. Knox            Acquisitions and          12,185                11,300                885
                         Development Manager

Vanis LeRoy              Former Employee           1,641                 1,641                 0

Hugh Long                Director                  19,868                10,000                9,868

Linda Lopez              Recruiting/Training/Marketing 7,500              7,500                 0
                         Support Manager - Dallas

Melony Martin            Assistant Vice President  25,373                10,000                15,373
                         - Charlotte

Pierce Merry             Director                  51,752                10,000                41,752

Lisa Miller              Property Tax & Insurance   7,500                 5,000                 2,500
                         Manager

Mike Moff                Maintenance Support        7,500                 7,500                 0
                         Manager

Michele Murphy           Regional Property Manager 10,000                10,000                0
                         - Jacksonville

Linda Randolph           Assistant Vice President  25,524                25,500                24

Eileen K. Schiffer       Regional Property Manager 10,000                10,000                0
                         - Orlando

Paul Simon               Director                  10,000                10,000                0

Ralph J. Simons, Jr.     Vice President - Property 70,360                70,000                360
                         Management

Ann Smith                Regional Property Manager 10,000                10,000                0
                         - Charleston

Lynn Tabaka              Former Employee           23,740                23,740                0

Julie Teague             Administrative Support    10,000                5,000                 5,000
                         Manager

Michael N. Thompson      Executive Vice President  125,621               101,000               24,621

Mark Vernon              Assistant Vice President  25,000                25,000                0
                         - Atlanta

Lindy Ware               Regional Property Manager 10,000                10,000                0

Leigh Wilson             Regional Property Manager 10,000                10,000                0
                         - Charlotte

                             PLAN OF DISTRIBUTION

      The Company has been advised that the Selling Shareholders may sell Shares from time to time in transactions on the NYSE or in privately negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

      The Selling Shareholders and any broker-dealers who act in connection with the sale of Share hereunder may be deemed to be "underwriters" as that term is defined in the Act, and any commissions received by them and any profit to any dealer on any resale of the Shares as principal might be deemed to be underwriting discounts commission with the sale of any Shares.

                                USE OF PROCEEDS

      None of the proceeds of the sale of the Shares will be received by the Company.

                                    EXPERTS

      The audited financial statements of the Company incorporated by reference in this Prospectus and elsewhere in the registration statement of which this Prospectus is a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                                LEGAL OPINIONS

      Certain legal opinions relating to the Shares offered hereby will be passed upon for the Company by Hull, Towill, Norman & Barrett, P.C., Augusta, Georgia. W. Hale Barrett, a member of the firm of Hull, Towill, Norman & Barrett, P.C., is a director and secretary of the Company and is also a Selling Shareholder. He and members of his firm own 35,290 shares of Common Stock.

                                PART II
              INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         The following documents are incorporated herein by reference:
           (a) the registrant's annual report on Form 10-K for the fiscal year ended December 31, 1996;

           (b) the registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, and the registrant's current reports on Form 8-K filed on July 29, 1997; August 6, 1997(2); September 15, 1997; September 22, 1997; October 8, 1997(2); and October 31, 1997;

           (c) the description of the registrant's Common Stock contained in its registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c) 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.
     Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.
     Certain legal opinions relating to the Shares offered hereby will be passed upon for the Company by Hull, Towill, Norman & Barrett, P.C., Augusta, Georgia. W. Hale Barrett, a member of the firm of Hull, Towill, Norman & Barrett, P.C., is a director and secretary of the Company and is also a Selling Shareholder. He and members of his firm own 35,290 shares of Common Stock. Mr. Barrett purchased 10,000 shares of common stock under the Company's Directors Stock Loan Plan, which shares are being registered hereunder.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     The Registrant's Amended and Restated Articles of Incorporation contain the following provisions:

     (a) No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director, provided that this provision shall eliminate or limit the liability of a director only to the maximum extent permitted by the Georgia Business Corporation Code or any successor law.

     (b) Any repeal or modification of Section 11 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     The Registrant's By-laws include the following indemnification provisions:

     (a) The corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (by reason of the fact that he is or was a director of the corporation (as used in this Article VII, "director" shall have the meaning set forth in O.C.G.A. (S) 14-2-850(2)), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     No indemnification under this subsection (a) shall be made:

           (i) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

           (ii) In  connection  with  any  other  proceeding  in  which  he was
                adjudged   liable  on  the  basis  that  personal  benefit  was
                improperly received by him.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director, against expenses, (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; no indemnification under this subsection
(b) shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, or is subjected to injunctive relief in favor of the corporation:

           (i) For any appropriation, in violation of his duties, of any business opportunity of the corporation;

           (ii) For acts or omissions which involve intentional misconduct or a knowing violation of law;

           (iii)For the types of liability  set forth in Code Section 14-2-832;
                or

           (iv) For any transaction from which he received an improper personal benefit, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper (see amendment to articles of incorporation dated May 3, 1988).

     (c) To the extent that a director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) of this Article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made
(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if a quorum cannot be obtained under paragraph (1) of this subsection, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (3) by special legal counsel: (a) selected by the board of directors or its committee in the manner prescribed in paragraph (1) or (2) of this subsection; or (b) if a quorum of the board of directors cannot be obtained under paragraph (1) of this subsection and a committee cannot be designated under paragraph (2) of this subsection, selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination; (5) authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness or expenses shall be made in the same manner as the determination that indemnification is permissible; except that if the determination is made by special legal counsel, authorization or indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (3) above to select counsel.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding only if:

           (i) The director furnishes the corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

           (ii) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Code section.

     (f) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of the shareholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, send (by personal delivery or first class mail, or such other means as is authorized by O.C.G.A. Section 14-2-113) to its shareholders of record at the time entitled to vote for the election of directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     (g) For purposes of this Article, reference to "the corporation" shall be as defined in Section 14-2-850 O.C.G.A.

     (h) The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when a director's term is terminated, continue as to a person who has ceased to be a director, and shall inure to the benefit of the heirs, executors and administrator of such a person.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.
     The  registrant relied upon the exemption from registration  contained  in
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the 1,049,225 shares of Common Stock constituting restricted securities to be reoffered or resold pursuant to this registration statement. Each Selling Shareholder represented in a written representation to the registrant that the purchase of the securities was made for their own account for investment and not with a view towards resale or distribution; and the certificates for all such securities were issued with restrictive legends prohibiting transfer of such securities except in compliance with the Securities Act.

ITEM 8.    EXHIBITS.

      4.1  --   Amended  and  Restated  Articles  of  Incorporation  (filed  as
                Exhibit  4(a)  to the Company's Shelf Registration Statement on
                Form  S-3  filed  December   15,   1995,  file  #33-65067,  and
                incorporated by reference herein) as amended by Articles of Amendment to Articles of Incorporation re Series D Preferred
                Stock (incorporated herein by reference to Exhibit 4 to the Company's current report on Form 8-K filed December 11, 1996).

      4.2  --   Bylaws (filed as Exhibit 3(ii) to the Company's  Annual  Report on Form 10-K for the year ended December 31, 1993 and incorporated by reference herein)

      4.3  --   Specimen Common Stock Certificate (filed as Exhibit 4(f) to the registrant's  shelf  registration  statement  on Form S-3 filed
                February   9,   1995,   registration   number   33-57453,   and
                incorporated by reference herein)

     23.1  --   Consent of Arthur Andersen LLP

       24  --   Power of Attorney (see signature page)

ITEM 9.    UNDERTAKINGS.
     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); and

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by the above paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Augusta, State of Georgia, on November 7, 1997.


                              MERRY LAND & INVESTMENT COMPANY, INC.


                              By:  /s/  W. TENNENT HOUSTON
                                 _________________________
                                 As Its President

                           POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of the Registrant hereby constitutes BOONE A. KNOX and W. TENNENT HOUSTON, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

SIGNATURE                       TITLE AND CAPACITY              DATE SIGNED

/s/
_____________(L.S.)            Chairman of the Board            Nov. 10, 1997
BOONE A. KNOX

/s/
_____________(L.S.)                President and                Nov. 10, 1997
W. TENNENT HOUSTON             Chief Executive Officer

/s/
_____________(L.S.)            Secretary and Director           Nov. 11, 1997
W. HALE BARRETT

/s/
_____________(L.S.)                  Director                   Nov. 11, 1997
ROBERT P. KIRBY

/s/
_____________(L.S.)                  Director                   Nov. 11, 1997
PAUL S. SIMON

/s/
_____________(L.S.)                  Director                   Nov. 12, 1997
MICHAEL N. THOMPSON         Executive Vice President and
                              Chief Operating Officer

/s/
_____________(L.S.)                  Director                   Nov. 11, 1997
HUGH CALVIN LONG II

/s/
_____________(L.S.)               Vice-President                Nov. 11, 1997
RONALD J. BENTON

                                 EXHIBIT INDEX

(EXHIBITS DESCRIBED IN ITEM 8 AND NOT LISTED IN THIS INDEX ARE INCORPORATED BY
                                  REFERENCE.)

        EXHIBIT                                  DOCUMENT                           Sequentially Numbered
                                                                                            PAGE
         4.1.1          Amended and Restated Articles of Incorporation (filed as             N/A
                        Exhibit 4(a) to the Company's Shelf Registration Statement
                        on Form S-3 filed December 15, 1995, file #33-65067, and
                        incorporated by reference herein)

          4.2           Bylaws (filed as Exhibit 3(ii) to the Company's Annual               N/A
                        Report on Form 10-K for the year ended December 31, 1993
                        and incorporated by reference herein)

          4.3           Specimen Common Stock Certificate (filed as Exhibit 4(f)             N/A
                        to the registrant's shelf registration statement on Form
                        S-3 filed February 9, 1995, registration number 33-57453,
                        and incorporated by reference herein)

         23.1           Consent of Arthur Andersen LLP

          24            Power of Attorney (see signature page)                               N/A